                                                                   EXHIBIT 10.32


MAY 2004



JAPANESE MARKET DEVELOPMENT LETTER AGREEMENT


Stereotaxis, Inc. ("Stereotaxis") -- on the one side -- and Siemens Aktiengesellschaft, Medical Solutions ("Siemens") and Siemens Asahi Medical Technologies Ltd. ("SAM") -- on the other side -- set forth in this letter agreement (this "Agreement") the general terms of their collaboration in respect of development of the Japanese market for NIOBE Systems, whether integrated with Siemens imaging systems or those of third parties, as follows:

1. OVERVIEW

The objective of the collaboration of Stereotaxis and Siemens in respect of the Japanese market is to facilitate penetration of the Japanese interventional cardiology and electrophysiology cath lab markets with NIOBE Systems and the utilization of these systems by Japanese customers. Siemens, through its subsidiary SAM, will take primary responsibility for and coordinate the regulatory process to achieve approval by the Ministry of Health, Labour and Welfare of Japan ("MHLW") under the Pharmaceutical Affairs Law to obtain regulatory clearance ("Shonin") for commercial use of the NIOBE System in Japan in a manner that permits the Shonin to be transferred to Stereotaxis at Stereotaxis election, in the manner set out below. Siemens will also, at Stereotaxis' request, support the regulatory process to achieve Shonin regulatory clearance in respect of disposable products for use with the NIOBE System in a manner that permits the Shonin to be transferred to Stereotaxis on its written request, in the manner set out below. In order to facilitate these objectives, except as noted in paragraph 3(c) of this Agreement, Stereotaxis agrees to appoint SAM as its sole distributor in Japan on the terms and conditions set forth herein. Stereotaxis and SAM agree that the pricing defined in sections 5 and 8 below of this Agreement applies to the current generation of the Niobe system only.

2. REGULATORY PROCESS

Siemens will be ready to submit its sponsorship of the regulatory protocol for Shonin regulatory clearance on or before the date which is 30 days following the time Siemens has received all of the information necessary for submission of the protocol, which sponsorship shall include the NIOBE System and its accessories (described below under "Accessories for Japanese Market"). SAM will also, at Stereotaxis' request, support the regulatory process to achieve Shonin regulatory clearance in respect of disposable products for use with the NIOBE System. In all cases, regulatory clearance shall be sought in a manner that permits transfer of the Shonin (or where feasible, transfer of the application for the Shonin) to Stereotaxis at Stereotaxis' election and at Stereotaxis' expense. Stereotaxis may make such election by written notice to Siemens in respect of any Stereotaxis product at any time.

3. DISTRIBUTION


         (a) Subject to Paragraphs 3(b) and (c) below, SAM is appointed sole distributor for NIOBE System and related accessories (but not disposable instruments) in Japan and will use all reasonable commercial efforts to maximize the placements of such products in Japan. This Agreement shall not entitle Siemens or SAM to any distribution rights in respect of any disposable instruments used with the NIOBE System. It is the intention of the parties that the term of this distribution arrangement will be five years, commencing January 1, 2004 and ending December 31, 2008, unless this Agreement is not renewed or is otherwise terminated in accordance with the terms herein. However, during such five-year period, the parties will confer at least annually to mutually agree upon commercially reasonable distribution goals in Japan for the next year and to quarterly review performance against goals for the calendar year, provided that the parties agree that the initial distribution goals (including the promotional site placements described in Section 8) will be as set forth on SCHEDULE A. Where goals were achieved for the prior year and the parties reach such mutual agreement as to goals for the next year, SAM's appointment as sole distributor of the NIOBE System and related accessories in Japan will be renewed for the next year. If Siemens has not achieved the distribution goals with respect to the prior 12-month period (ending on December 31 of each year during the term hereof) or the parties are not able to reach agreement as to goals for the following year, Stereotaxis may elect to terminate this Agreement prior to the expiration of the five-year term upon 3 months' written notice to Siemens. Within 12 months prior to December 31, 2008, the parties will confer and negotiate in good faith whether to further extend the appointment of SAM as distributor of the NIOBE Systems and accessories in Japan. In the event of a change of control of

Stereotaxis, Stereotaxis may elect to terminate this Agreement and the appointment of SAM as sole distributor of the NIOBE System and accessories in Japan hereunder upon 12 months' written notice to Siemens, regardless of whether SAM has achieved the agreed upon distribution goals prior to such time.



         (b) In the event that the appointment of SAM as distributor for the NIOBE System and accessories in Japan is not renewed in the manner set out above during the five year period ending December 31, 2008 (including pursuant to a change of control of Stereotaxis) and where SAM has complied with its obligations as distributor and has achieved the distribution goals agreed upon as provided in the previous paragraph, Stereotaxis will pay to Siemens an amount comprising the reasonable costs actually incurred by SAM for regulatory and other NIOBE distribution start-up costs in Japan, [***]. The determination of such regulatory and distribution start-up costs shall be determined on a reasonable and customary basis as agreed between the parties. Siemens shall provide an annual accounting for such actual costs incurred, subject to the approval of Stereotaxis.


         (c) Japanese distribution and service of the NIOBE System and accessories will encompass placements that are integrated with the ARTIS dF FLUOROSCOPY System and with third party imaging systems. Stereotaxis can provide marketing and promotional support for NIOBE System and accessories that are integrated with third-party imaging systems, including related activities such as sales force training and presentations to customers. In the case of such placements, SAM shall act as the import and distribution agent (subject to the limitations on transfer pricing set forth below), and SAM shall be responsible for the installation and service of such NIOBE Systems, provided that SAM may subcontract such installation and service obligations to one or more parties acceptable to Stereotaxis and to the third party imaging company. SAM agrees use its best efforts to carry out its distribution, installation and service obligations under this Agreement on a timely basis in connection with such sales and marketing activities between Stereotaxis and such third party imaging companies.

         (d) Stereotaxis will provide a level of training to SAM's Japanese sales force in respect of NIOBE Systems and accessories as would be commercially reasonable for equivalent U.S. sales force training. Stereotaxis shall provide two days of training per

[*** Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

year to the Japanese sales force in Japan. Each party will be responsible for the travel and expenses of their respective representatives to attend such two-day training. Stereotaxis will forward a training schedule to SAM after the two training days are determined. Siemens will pay for any additional training requests at a [***] per Stereotaxis representative per day, plus the reasonable travel and expenses of such Stereotaxis representatives. Additional training days will include training of new sales representatives during the same agreement year and training for any software upgrades provided at no charge. For each new software release purchased at an agreed upon incremental cost, Stereotaxis will provide one day of training by a Stereotaxis representative at Stereotaxis' cost, at a time and location to be mutually determined by the parties.

         (e) Further details of the distributor relationship between Stereotaxis and SAM will be set forth in a Distributorship Agreement to be separately concluded not later than 60 days after the date of this Agreement, provided that the terms of the Distribution Agreement shall be consistent with, and shall not conflict with, this Agreement.


         (f) Subject to availability of NIOBE Systems integrated to x-ray imaging suitable for neurological applications having competitive functional characteristics and commercial terms, the parties will consider in good faith the inclusion of interventional neurosurgery sites in the scope of the Japanese collaboration.



         (g) In the event that Siemens and Stereotaxis proceed to commercialization of the ADVANCED IR CATH LAB for interventional radiology pursuant to the Extended Collaboration Date between the parties dated as of May 28, 2003, the parties will consider in good faith the inclusion of interventional radiology sites in the scope of the Japanese collaboration.


         (h) The inclusion of any additional applications contemplated by subparagraphs (f) and (g) shall be subject to a mutually agreed upon increase of NIOBE System distribution goals specific to the clinical application for a specified period of time. Stereotaxis may integrate either application with third party imaging systems other than the ARTIS dF FLUOROSCOPY System. If the parties do not agree to move forward with respect to the neurological or the interventional radiology applications described in


[*** Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

subparagraphs (f) and (g), then Stereotaxis shall have the right to pursue either or both of those applications with one or more third parties.

         (i) SAM will provide all necessary translations of documents into Japanese relating to the matters set forth herein and will also be responsible for importation and customs processes for products landed in Japan at SAM's cost and expense (with reasonable cooperation from Stereotaxis).

4. COSTS OF REGULATORY CLEARANCE

[***] SAM and Stereotaxis will contribute [***] of the reasonable costs of obtaining regulatory clearance for the NIOBE System and accessories (except in respect of clinical trials, for which costs will be split [***] between SAM, Stereotaxis and Stereotaxis' appointed Japanese distributor for disposables). Stereotaxis or its disposables partner will pay for all incremental costs associated with disposable devices clearance.

5. TRANSFER PRICE


The transfer price of NIOBE Systems and accessories to SAM for distribution in Japan will be [***] for the first [***] systems placed after regulatory clearance. For units placed thereafter, the transfer price will be based on [***], as adjusted annually for Japanese market factors to be mutually agreed upon. Shipping and insurance charges which will be borne by SAM, delivery FOB St. Louis, Missouri (INCOTERMS). Payment terms will be 100% net 60 days following date of shipment by Stereotaxis. For placements of NIOBE Systems integrated with a third party X-ray system for which Siemens acts as a distribution agent hereunder, Siemens shall not resell the NIOBE System (including accessories) for more than a [***] premium to the transfer price. The pricing for a third party hereunder will be determined and denominated in U.S. Dollars and does not include any services such as shipping, insurance, room preparation or installation.


6. ACCESSORIES FOR JAPANESE MARKET

NIOBE accessories covered by the distribution alliance will comprise the Navigant Advanced Workstation, the CardioDrive catheter advancer hardware (but not including the Stereotaxis CardioDrive disposable device), discrete navigation software products and such other accessories as are reasonably nominated by Stereotaxis from

[*** Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

time to time that are designed for use with the NIOBE system. "Accessories" shall not include disposable interventional devices such as catheters, guidewires and stent delivery devices.

7. JAPANESE SERVICE, WARRANTY AND RECURRING COSTS/LICENSE FEES

         (a) Service and Warranty. Stereotaxis will subcontract to SAM the warranty and all service for the NIOBE Systems and accessories placed in Japan and all obligations and benefits related thereto, including for NIOBE System placements that are integrated with third party imaging systems. SAM shall perform its service and warranty obligations on commercially reasonable terms and conditions, including as to price, and such terms, conditions, pricing and performance levels shall be the same for NIOBE placements integrated with the Siemens' imaging systems as for those placements integrated with third party imaging systems. Stereotaxis will provide spare parts as reasonably required to SAM for the Japanese market at commercially reasonable transfer prices (refer to Schedule C, spare parts Stereotaxis will provide a level of training to SAM's Japanese service and field support representatives in respect of NIOBE Systems and accessories as would be commercially reasonable for equivalent U.S. service and field support representatives training. If training is required in Japan, each party will be responsible for the travel and expenses of their respective representatives to attend such training. [***]

         (b) [***] Recurring Costs/License Fees. There shall be a license fee for the Navigant(TM) software of [***]. Navigant(TM) is tailored toward either electrophysiology or interventional cardiology applications. If both applications are chosen the license fee for Navigant(TM) will be [***]. Software license fees are a condition of the sale of the Navigant software and will continue after the termination or expiration of this Agreement. [***].



[*** Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

         (c) Stereotaxis may from time to time develop additional software options which will be available for sale to SAM or if SAM declines, for sale to customers directly. Each of these software options may have annual license fees which will be the responsibility of SAM from the date the option is sold. These annual license fees will also continue after the termination or expiration of this Agreement.

8. JAPANESE PROMOTIONS

       (a) SAM and Stereotaxis will mutually agree upon [***] promotional sites [***]. SAM will cooperate to facilitate timely installation of these systems in [***]. [***] sites are targeted to be installed in [***] in order to qualify as research institutions for their respective applications. [***].

       (b) [***].

       (c) Stereotaxis and SAM to cooperate so as to jointly exhibit at trade shows set forth in SCHEDULE B in 2004 and 2005. [***].

9. MISCELLANEOUS

       (a) Notwithstanding any other provision of this Agreement, this Agreement may be terminated (i) by the Parties at any time and for any reason upon the Parties' mutual written agreement, or (ii) by either Party for a material breach by the other Party if such breach continues unremedied for a period of thirty
(30) days after receipt by the breaching Party of notice of the breach from the non-breaching Party.

       (b) This Agreement shall be construed and enforced in accordance with the laws of the State of New York, USA.

       (c) All disputes arising out of this Agreement shall be finally resolved by arbitration conducted in the English language in accordance with the commercial


[*** Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

arbitration rules of the American Arbitration Association ("AAA"), in New York, New York, USA. Within thirty (30) days after a request or demand for arbitration is filed with the AAA, each Party shall appoint one (1) arbitrator. The two arbitrators so appointed shall jointly appoint a third arbitrator within fifteen
(15) days. If a Party fails to appoint an arbitrator, the AAA shall appoint an arbitrator for such Party. The AAA shall be the administrator of the arbitration proceedings. The award entered by the arbitrator(s) shall be final and binding on all parties to arbitration. Each party shall bear its respective arbitration expenses and shall each pay fifty percent (50%) of the arbitrator's charges and expenses.



AGREED TO THIS 18 DAY OF MAY, 2004 BY:


STEREOTAXIS, INC:

BY /s/ BEVIL HOGG
  --------------------------
NAME: BEVIL HOGG
     -----------------------
TITLE: CEO
      ----------------------


SIEMENS AKTIENGESELLSCHAFT, MEDICAL SOLUTIONS

BY /s/ ILLEGIBLE                /s/ R. THOMAS
  --------------------------    ---------------------------
NAME: ILLEGIBLE                 R. THOMAS
     -----------------------    ---------------------------
TITLE: PRESIDENT AX             CFO AX
      ----------------------    ---------------------------


SIEMENS ASAHI MEDICAL TECHNOLOGIES LTD.

BY /s/ W. BEITZ                 /s/ E.  WENNINGER
  --------------------------    ---------------------------
NAME: WOLFGANG BEITZ            E. WENNINGER
     -----------------------    ---------------------------
TITLE: VICE-PRESIDENT           DIRECTOR
      ----------------------    ---------------------------